UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

July 16, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 16, 2007, Quintana Maritime Limited and certain of its shipowning subsidiaries (collectively, the “Company”) executed memoranda of agreement and bareboat charters in connection with a sale and lease-back of seven of its Panamax vessels. The Company has agreed to sell Coal Glory, Iron Man, and Linda Leah to three Norwegian partnerships managed by Glitnir Marine Finance AS (collectively, “Glitnir”) and Coal Age, Fearless I, Barbara, Coal Age and King Coal to two German partnerships managed by KG Allgemeine Leasing GmbH & Co. (collectively, “KGAL,” and, together with Glitnir, the “Buyers”) for aggregate gross proceeds of $253.5 million, before a 1.5% arrangement fee to be paid to an affiliate of Glitnir. Under the bareboat charters, the Company has agreed to lease the vessels back from the Buyers for a period of 8 years. The sales prices and daily charterhire of each of the vessels is as follows:

				Daily Charterhire, Net
Vessel	Year Built	Sales Price	Buyer	Years 1-7	Year 8
Coal Glory	1995	$34,500,000	Glitnir	$12,250	$12,000
Iron Man	1997	36,500,000	Glitnir	12,950	12,000
Linda Leah	1997	36,500,000	Glitnir	12,950	12,000
Fearless I	1997	36,500,000	KGAL	12,950	12,000
Barbara	1997	36,500,000	KGAL	12,950	12,000
Coal Age	1997	36,500,000	KGAL	12,950	12,000
King Coal	1997	36,500,000	KGAL	12,950	12,000
Total		$253,500,000

Quintana delivered Coal Glory, Iron Man, and Linda Leah to Glitnir on July 20, 2007 and received gross proceeds of $107.5 million before payment of the arrangement fee of $1,612,500 to an affiliate of Glitnir. The Company expects to deliver the remaining vessels to KGAL on or about July 25, 2007.

Under the terms of the bareboat charters that have been entered into between the Company and the Buyers, the Company will retain operational control through its ship-management subsidiary, Quintana Management LLC, which will conduct commercial and technical management of the vessels for the term of the charters. The Company has assigned certain insurances with respect to the leased vessels to the Buyers’ lenders, DvB Bank AG (with respect to the vessels sold to Glitnir) and Commerzbank AG (with respect to the vessels sold to KGAL). The bareboat charters contain customary terms and conditions, including terms that allocate most of the liabilities associated with the ownership and operation of the vessels, including dry-docking costs and continuing hire obligations when the vessel is unavailable, to the Company in its capacity as bareboat charterer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: July 20, 2007